EXHIBIT 10.2
Special Retention Bonus Plan
The Yankee Candle Company, Inc.
Special Retention Bonus Plan
     Purpose. The Yankee Candle Company, Inc. (the “Company”) wishes to provide under this plan (the “Plan”) made as of September 14, 2006 (the “Effective Date”) a Special Retention Bonus to certain individuals in recognition of their prior contributions and as an incentive for such individuals to continue to provide services to the Company.
     Participants. Participants are those persons designated as such by the Board of Directors of the Company at its meeting on September 14, 2006, as the same may be amended by the Company’s Chief Executive Officer pursuant to authority delegated to him by the Board of Directors at such meeting. A schedule of all approved Participants shall be kept on file by the Chief Executive Officer, which schedule shall be deemed to be conclusive as to the identity of approved Participants.
     Special Retention Bonuses. The Company will pay a Special Retention Bonus to each of the Eligible Participants no later than 15 days following the Trigger Date (as defined below) in an amount equal to either a certain percentage of such Participant’s base salary as of the Effective Date or a specified dollar amount. The designated percentage to be used in calculating the Special Retention Bonus or the specified dollar amount, as the case may be, for each Participant if he or she becomes an Eligible Participant was approved by the Board of Directors at its meeting on September 14, 2006 and shall be set forth on the above-referenced schedule to be maintained by the Chief Executive Officer. An “Eligible Participant” is a Participant who is continuously employed by the Company between the Effective Date and the date (the “Trigger Date”) three months following the date of the first occurrence after the Effective Date of a Change in Control Event (as defined herein), or whose employment with the Company is terminated by the Company without Cause, as that term is defined herein, prior to the Trigger Date. Participants whose employment with the Company ends prior to the Trigger Date for any reason other than due to a termination by the Company without Cause shall not receive a Special Retention Bonus.
     Definition of “Change in Control Event.” For purposes of this Plan, “Change in Control Event” means an event or occurrence set forth in any one or more of paragraphs (a) through (c) below:
          (a) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) more than 50% of either (x) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this paragraph (a), the following acquisitions shall not constitute a Change in Control Event: (i) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for

EXHIBIT 10.2
Special Retention Bonus Plan
common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iii) any acquisition by any company pursuant to a Business Combination (as defined below) which complies with clauses (i) and (ii) of paragraph (c) of this definition; or
          (b) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board of Directors of the Company (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board of Directors (x) who was a member of the Board of Directors on the Effective Date or (y) who was nominated or elected subsequent to such date by at least two-thirds of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board of Directors was recommended or endorsed by at least two-thirds of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board of Directors; or
          (c) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, at least 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring company in such Business Combination (which shall include, without limitation, a company which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring company is referred to herein as the “Acquiring Company”) in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination; and (ii) no Person (excluding any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Company) beneficially owns, directly or indirectly, more than 50% of the then-outstanding shares of common stock of the Acquiring Company, or of the combined voting power of the then-outstanding securities of such company entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination).
     Definition of “Cause.” For purposes of this Plan, “Cause” means the Participant’s (a) intentional failure to perform his or her reasonably assigned duties, (b) dishonesty or willful misconduct in the performance of his or her duties, (c) involvement in a transaction in

EXHIBIT 10.2
Special Retention Bonus Plan
connection with the performance of his or her duties to the Company or any of its subsidiaries which transaction is adverse to the interests of the Company or any of its subsidiaries and which is engaged in for personal profit or (d) willful violation of any law, rule or regulation in connection with the performance of his or her duties to the Company or any of its subsidiaries (other than traffic violations or similar offenses).
     Administration. The Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) is responsible for the general operation and administration of the Plan and for carrying out the provisions thereof and has full discretion in interpreting and administering the provisions of the Plan in a manner consistent with the Plan’s intent.
     Effect on Other Plans. The accrual or payment of the amounts under this Plan shall not affect the Participant’s participation under any other plan.
     Nontransferability. Neither the Participant nor his or her beneficiaries nor anyone claiming an interest through him, her or them shall have any right to assign, pledge, or otherwise transfer the right to receive a payment under this Plan. Any rights to such payments are expressly declared to be nonassignable and nontransferable. Unless the law requires otherwise, no unpaid amounts shall be subject to attachment, alienation, garnishment, or execution, or be transferable if the Participant becomes bankrupt or insolvent, for the satisfaction of the debts of, or other obligations or claims against, the Participant, his or her beneficiaries, or any person or entity claiming an interest through him, her, or them, including claims for alimony, support, or separate maintenance.
     Plan Amendments. The Compensation Committee may amend or terminate the Plan at any time, without the consent of the Participants; provided, however, that no amendment will deprive any Eligible Participant of any benefits set forth in the Plan that were earned before any such amendment or termination.
     Plan Termination. The Plan will terminate on April 1, 2007 if a Change in Control Event has not occurred by that date, which date may be extended by the Compensation Committee in its discretion.
     No Employment Contract. Nothing contained in this Plan constitutes an employment contract between the Company and any Participant. The Plan does not give any Participant any right to be retained in the Company’s employ, nor does it enlarge or diminish the Company’s right to terminate any Participant’s employment.
     Unfunded;unsecured. This Plan will at all times be entirely unfunded and no provisions will at any time be made with respect to segregating assets of any entity for payment of any benefits hereunder. Any assets set aside or earmarked for the payment of benefits hereunder shall belong exclusively to the Company. Nothing contained herein may be construed as giving a Participant or any other person any equity or other interest of any kind in any assets of any entity or creating a trust of any kind or a fiduciary relationship of any kind between any entity and any such person. As to any claim for any unpaid amounts under this Plan, a Participant or

EXHIBIT 10.2
Special Retention Bonus Plan
any other person having a claim for payment shall have no rights greater than the rights of an unsecured general creditor of the Company.
     Tax Withholding; Code Section 409A. The Company will withhold from any payments under this Plan any amount required to satisfy its income and employment tax withholding obligations under federal, state and local law. This Plan is intended to comply with, or be exempt from, the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and must be interpreted consistently therewith.
     Applicable Law. The laws of the Commonwealth of Massachusetts govern this Plan and its interpretation.